UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2012

PARKER DRILLING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-7573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas

(Address of principal executive offices)

77046

(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012 Parker Drilling Company announced that David C. Mannon, its president and chief executive officer, would leave the Company, effective March 9, 2012 and that Robert L. Parker Jr., the Company’s previous CEO, will resume the duties of president and chief executive officer of Parker Drilling Company and will continue to serve as executive chairman, while the Company continues its search for Mr. Mannon’s permanent replacement. Mr. Mannon will also step down on March 9 from his position as a member of the Company’s Board of Directors.

In connection with Mr. Mannon’s departure, he and the Company entered into a separation agreement pursuant to which Mr. Mannon will receive the following amounts, all of which would have been payable to Mr. Mannon had he resigned from the Company in the 10-day period following the expiration of his employment agreement on April 30, 2012:

•	a lump-sum cash severance of $1,260,000;

•	his base salary through April 30, 2012; and

•	medical insurance coverage for Mr. Mannon and his covered dependents until April 30, 2013, followed by 18 months of COBRA coverage at his expense.

The Company’s Board of Directors determined that it was in the best interests of the Company for Mr. Parker Jr. to immediately resume the role of president and chief executive officer on an interim basis while the Company conducts a search for Mr. Mannon’s permanent replacement, rather than have Mr. Mannon serve the remaining term of his employment agreement during such search. To facilitate this transition, the Company also agreed to compensate Mr. Mannon for his accrued but unused vacation time in accordance with the Company’s customary policy for all employees, to make an additional cash payment of $100,000 to Mr. Mannon, and to vest only a pro rata portion of his 2010 and 2011 restricted unit awards that would otherwise not have vested until 2013 and 2014. In total, the amounts provided were significantly less than Mr. Mannon would have been entitled to had he exercised his right to terminate his employment for “good reason”. A copy of the separation agreement has been filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Mr. Parker Jr., age 63, is the executive chairman of the Board of Directors of the Company, having stepped down as chief executive officer in 2009. Having joined the Company in 1973, he was elected chief executive officer in 1991 and appointed chairman of the Board of Directors in 2006. He previously was elected a vice president in 1973, executive vice president in 1976 and president and chief operating officer in 1977. Mr. Parker is on the Board of Directors of the University of Texas Development Board, the University of Texas Health Science Center (Houston) Development Board, the International Association of Drilling Contractors, the American Petroleum Institute and the Greater Houston Partnership.

In connection with his appointment as president and chief executive officer, the Company and Mr. Parker Jr. entered into an amendment to his employment agreement, pursuant to which:

•	Mr. Parker Jr.’s annual base salary was restored to $637,630;

•	the Company agreed to vest a pro rata portion of Mr. Parker’s performance-based incentive awards upon any termination of Mr. Parker Jr.’s employment; and

•	the obligation of the Company to make payments to Mr. Parker Jr. as a gross-up for excise taxes as a result of the application of Section 280G of the Internal Revenue Code was eliminated.

In addition, in consideration for Mr. Parker Jr.’s decision to resume the duties of president and chief executive officer, the Company agreed to make a cash payment to Mr. Parker Jr. of $100,000. A copy of the amendment to Mr. Parker Jr.’s employment agreement has been filed as Exhibit 10.2 to this report and is incorporated herein by reference.

On March 1, 2012 the Company’s Board of Directors elected Jonathan M. Clarkson as a Class II member of the Company’s Board of Directors, with a term expiring at the annual meeting of stockholders to be held in 2013, and Richard D. Paterson as a Class I member of the Company’s Board of Directors, with a term expiring at the annual meeting of stockholders to be held in 2012. Accordingly, Mr. Paterson will stand for election at the Company’s 2012 annual meeting of stockholders to be held on April 26, 2012. In addition, the Company’s Board of Directors appointed each of Mr. Clarkson and Mr. Paterson as members of the Audit Committee of the Board of Directors.

Mr. Clarkson, age 62, recently retired from the Houston Region of Texas Capital Bank, a subsidiary of Texas Capital Bancshares, Inc., where he served as president, chief executive officer and chairman from 2003 until 2011. From 1999 to 2002, Mr. Clarkson served as president and chief financial officer for Bargo Energy Company and its successor company Mission Resources Corporation. From 1987 to 1999, Mr. Clarkson served as executive vice president and chief financial officer for Ocean Energy Corporation and its predecessor company, United Meridian Corporation. Prior to 1987, Mr. Clarkson held several senior management positions at InterFirst Corporation and its subsidiary First National Bank in Dallas, TX. In December 2011, Mr. Clarkson was elected to the board of Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP. He currently serves as the chairman of the Audit Committee on that board. From 2006 to 2009, Mr. Clarkson served on the board of Edge Petroleum Corporation where he was chairman of the Audit Committee and a member of the Compensation Committee. Since 2010, Mr. Clarkson has served on the advisory board of Rivington Capital Advisors, LLC, an investment banking firm focused on upstream energy sector investments and capital advisory engagements. As of February 1, 2012, Mr. Clarkson was elected to serve on the St. Luke’s Episcopal Hospital board. As a former chief financial executive of public companies, the Board believes Mr. Clarkson brings significant financial expertise, including an understanding of financial risk management, and experience in preparation and review of financial statements and disclosure documents. The Board also believes that as a director of multiple public companies, Mr. Clarkson brings valuable insights into a wide range of challenges that public companies face.

Mr. Paterson, age 61, retired from PricewaterhouseCoopers LLP (PwC), an international network of auditors, tax and business consultants, in June 2011 after 37 years of service. Most recently, he served as PwC’s Global Leader of its Consumer, Industrial Products and Services Practices (comprising the Automotive, Consumer and Retail, Energy Utilities and Mining, Industrial Products, Pharmaceutical and Health Industries Sectors) and also the managing partner of the Houston Office and U.S. Energy Practice. From 2001 to 2010, Mr. Paterson was PwC’s Global Leader of its Energy, Utilities and Mining Practice and also was responsible for the audits of ExxonMobil Corporation from 2002 to 2006. From 1997 to 2001, Mr. Paterson lived in Moscow, Russia, and led PwC’s Energy Practice for EMEA and also was responsible for the audits of OAO Gazprom for those years. Prior to 1997, Mr. Paterson was responsible for the audits of numerous PwC clients, principally in the energy sector. He began his career with PwC in Battle Creek, Michigan in 1974, served in seven PwC offices, including four years in the National Office in New York, and was admitted as a partner of PwC in 1987. Mr. Paterson is a past Board member of the U.S./Russia Business Council and the U.S Energy Association. The Board believes that Mr. Paterson brings extensive knowledge of the energy industry and energy value chain, and the risks faced by companies operating in the energy industry. In addition, as a long-time audit partner of PwC with significant international experience, he has deep expertise with capital markets, governance and with the preparation and review of financial statements and disclosure documents.

Both Mr. Clarkson and Mr. Paterson will be entitled to the same annual compensation as the registrant’s other nonemployee directors who also serve on the Audit Committee. See the information under “Director Compensation” on page 19 of the registrant’s proxy statement dated March 25, 2011, for additional information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Separation Agreement and Release dated as of March 5, 2012 between Parker Drilling Company and David C. Mannon

10.2	—	Second Amendment dated as of March 5, 2012 to First Amended and Restated Employment Agreement between Parker Drilling Company and Robert L. Parker Jr.

99.1	—	Press release dated March 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: March 6, 2012
	By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer